Exhibit 99.72

Consent to File

May 11, 2026

To:	Goldgroup Mining Inc.
British Columbia Securities Commission
Ontario Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
TSX Venture Exchange

Dear Sirs/Mesdames:

RE:	Goldgroup Mining Inc. (the “Company”)

Reference is made to the technical report dated May 1, 2026, with an effective date of April 30, 2026, titled “NI 43-101 Technical Report for the San Francisco Project, Sonora, Mexico” (the “Technical Report”) and the Company’s news release dated May 11, 2026 (the “News Release”).

I hereby:

1.	consent to the public filing of the Technical Report and to the use of any extracts from and/or a summary of the Technical Report in the News Release; and

2.	confirm that I have read the News Release and that it fairly and accurately represents the information in the Technical Report for which I am responsible.

DATED this 11th day of May, 2026

Yours truly,

“Tudorel Ciuculescu” {Signed and Sealed}

Tudorel Ciuculescu, B.Sc., M.Sc., P. Geo.

212 King Street West, Toronto, Ontario, Canada M5H 1K5

+44 1603 501 501 | www.micon-international.com